Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is executed as of this 14th day of November, 2014 by and between Kohl’s Department Stores, Inc., and Kohl’s Corporation (collectively referred to in this Agreement as “Company”) and Kevin Mansell (“Executive”).

RECITALS

WHEREAS, the Executive has served the Company for approximately 32 years in various senior executive positions and currently is employed as Company’s Chairman, Chief Executive Officer and President;

WHEREAS, the Company and Executive desire that Executive’s eventual retirement from his position as Chief Executive Officer of the Company is handled in a manner that retains the availability of Executive to assure a smooth and orderly transition to a new Chief Executive Officer;

WHEREAS, the Company desires to ensure that following his retirement from his position  as Chief Executive Officer, Executive will not engage in certain activities which are in competition with the Company, as more fully described in this Agreement;

WHEREAS, the Company and Executive entered into an employment agreement dated as of February 1, 1999, as amended on September 1, 2009 and April 1, 2012 (the “Original Agreement”), whereby Company and Executive agreed to certain aspects of their relationship during and after the period in which Executive is employed by the Company;

WHEREAS, the parties believe it is in their best interests to amend and restate the Original Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and Executive (“Parties”), the Parties agree as follows:

ARTICLE I

EMPLOYMENT

1.1

Term of Employment.  The Company employs Executive, and Executive accepts employment by the Company, for the period commencing on the date of this Agreement and ending on the date specified by the Company’s Board of Directors (the “Board”) as the Transition Date, as described in Section 3.1, subject to earlier termination as hereinafter set forth in Article V, below (such period hereinafter referred to as the “CEO Term”).

1.2

Position and Duties During CEO Term.  During the CEO Term, Executive shall be employed in the position of Chief Executive Officer (“CEO”), and shall be subject to the authority of, and shall report to, the Company’s Board of Directors (the “Board”).  Executive’s duties and responsibilities during the CEO Term shall include all those customarily attendant to the position of CEO, and such other duties and responsibilities as may be assigned from time to time by the Board.  During the CEO Term, Executive shall devote Executive’s entire business time, attention and energies exclusively to the business interests of the Company while employed by the Company except as otherwise specifically approved in writing by the Board.  During the CEO Term, Executive may not participate on the board of directors or any similar governing body of any for-profit entity other than the Company, unless first approved by the Board.

During the CEO Term, Executive agrees that he shall also serve as Chairman of the Board and a Director of the Company and President of the Company at the pleasure of the Board and the Company’s shareholders, and that the Board’s appointment of a Chairman or President other than Executive or a failure of the Company’s shareholders to elect Executive as a Director shall not constitute a breach of this Agreement.

ARTICLE II

COMPENSATION AND OTHER BENEFITS DURING CEO TERM

2.1

Base Salary.  During the CEO Term, the Company shall pay Executive an annual base salary as described in Exhibit A (a copy of which is attached hereto and incorporated herein), payable in accordance with the normal payroll practices and schedule of the Company (“Base Salary”).  The Base Salary shall be subject to adjustment from time to time as determined by the Board.

2.2

Benefit Plans and Fringe Benefits.  During the CEO Term, Executive will be eligible to participate in the plans, programs and policies Company may from time to time make available to its executive employees, including, without limitation (i) family health and dental insurance; (ii) long term disability insurance; (iii) annual physical; (iv) business travel accident insurance; and (v) financial consulting (subject to $3,500.00 annual limit).  Executive acknowledges that he shall have no vested rights in any such plans, programs and policies except as expressly provided under the terms thereof and that such plans, programs and policies may be terminated, modified, altered or reduced by Company at any time.

(a)

Life Insurance.  During the CEO Term, the Company shall provide Executive with term life insurance with a death benefit equal to not less than three (3) times the Base Salary; provided, however, that Executive shall have the option to purchase, at his own expense, additional insurance with a death benefit equal to the Base Salary under such term life insurance policy.

(b)

Health Insurance.  During the CEO Term, the Company shall provide health insurance and a supplemental executive medical plan (subject to a $50,000 annual benefit limit) with coverage for Executive and Executive’s dependants eligible for coverage under such insurance and medical plans (the “Executive’s Eligible Dependants”), substantially the same as that covering Executive and Executive’s Eligible Dependants as of the date of this Agreement (collectively the “Health Insurance Benefits”).  Throughout the CEO Term, Executive shall pay a portion of the premiums for the Health Insurance Benefits at a rate which shall not exceed the rate paid by other senior executives of the Company.

(c)

Automobile.  During the CEO Term, the Company shall provide to Executive an automobile of a quality and value comparable to the automobile provided to Executive as of the date of this Agreement for Executive’s use during the term of this Agreement. Every two (2) years, Executive shall be entitled to exchange the automobile then in his possession for a new automobile of a quality and value comparable to the vehicle being replaced. During the CEO Term, the Company shall provide or reimburse Executive for all reasonable insurance and maintenance for such automobile, including repairs, gas and oil.

In no event will the reimbursements or in-kind benefits to be provided by the Company pursuant to this Agreement in one taxable year affect the amount of reimbursements or in-kind benefits to be provided in any other taxable year, nor will Executive’s right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit.  Further, any reimbursements to be provided by the Company pursuant to this Agreement shall be paid to the Executive no later than the calendar year following the calendar year in which the Executive incurs the expenses.

2.3

Equity Plans or Programs.  During the CEO Term, Executive may be eligible to participate in stock option, phantom stock, restricted stock or other similar equity incentive plans or programs which the Company may establish from time to time.  The terms of any such plans or programs, and Executive’s eligibility to participate in them, shall be established by the Board at its sole discretion.  Executive acknowledges and agrees that the Company may amend, modify or terminate any of such plans or programs at any time at its discretion.  Further, for unvested equity incentive awards granted to Executive prior to the date of this Agreement, any provisions in the award agreements which provide for accelerated or continued vesting upon certain terminations of employment (other than in the event of Executive’s death or disability), if any, shall be disregarded and the Parties agree that this Section 2.3 shall constitute an amendment to such award agreements deleting such provisions as of the date of this Agreement, specifically in those award agreements listed in Exhibit B-1 attached hereto.

ARTICLE III

TRANSITION

3.1

Transition Date.  Unless Executive’s employment terminates earlier pursuant to Article V, the Board shall determine the date upon which Executive’s service as CEO shall end (such date hereinafter referred to as the “Transition Date”).  The Board’s determination of the Transition Date shall be made in its sole discretion and shall be made by the Board for any reason and at any time after the date of this Agreement.  Once the Board has determined the Transition Date, it shall provide the Executive with written notice of such determination.

3.2

Effect of Transition.  Effective as of the Transition Date, Executive’s position as CEO of the Company shall terminate and he will no longer hold any other positions with the Company, except as otherwise provided in Section 3.3 below.  Except as otherwise provided in Section 4.3 below, Executive may, at the Board’s discretion, be appointed the non-executive Chairman of the Board on the Transition Date and if so appointed, shall serve in such capacity until the second annual anniversary of the Transition Date, or such earlier date as determined by the Board under Section 4.3 below (the “Transition Period”).  Nothing herein shall be construed to preclude the Board from extending Executive’s term as Chairman beyond the end of Transition Period, provided Executive is willing to serve in such capacity.

3.3

Position and Duties During Transition Period.  During the Transition Period, Executive shall serve as non-executive Chairman of the Board and as a Director.  Executive’s duties and responsibilities during the Transition Period shall include all those customarily attendant to the position of non-executive Chairman of the Board and of a Director.

During the Transition Period, Executive agrees that he shall serve as Chairman of the Board and a Director at the pleasure of the Board and the Company’s shareholders, and that the Board’s appointment of a Chairman other than Executive or a failure of the Company’s shareholders to elect Executive as a Director shall not constitute a breach of this Agreement, although such actions may entitle Executive to the benefits set forth below in Section 4.3 below.

ARTICLE IV

COMPENSATION AND BENEFITS DURING TRANSITION PERIOD

4.1

Benefits Upon Transition.  Provided that Executive remains employed as CEO until the Transition Date, complies with the provisions in Article III above, and complies with his obligations under Articles VI – IX below during the Transition Period, Executive shall be entitled to the following consideration following the Transition Date:

(a)

Continued Vesting of Stock Options.  Notwithstanding anything to the contrary in the applicable award agreements:

(i)

Executive’s outstanding stock options shall continue to vest in accordance with their original vesting schedules through the last day of the Transition Period;

(ii)

As of the last day of the Transition Period, all of Executive’s then-unvested stock options shall immediately vest; and

(iii)

Executive shall have until the date which is the first anniversary of the end of the Transition Period to exercise all vested and unexercised stock options, or if earlier, the option expiration date set forth in an applicable option award agreement.  As of 3:00 pm Central Time on such first anniversary of the end of the Transition Period, all of Executive’s outstanding but unexercised stock options shall be cancelled, null and void.

(b)

Continued Vesting of Restricted Stock.   Notwithstanding anything to the contrary in the applicable award agreements:

(i)

Executive’s outstanding Restricted Share awards shall continue to vest in accordance with their original vesting schedules through the last day of the Transition Period;

(ii)

As of the last day of the Transition Period, all of Executive’s then-unvested Restricted Shares shall immediately vest; provided however, that to the extent any outstanding Restricted Shares are subject to a performance requirement at such time, such award shall continue to be subject to such performance requirement and shall only become vested if and when the applicable performance requirement is determined to have been met in accordance with the relevant award agreement.

(c)

Continued Vesting of Performance Share Units.  Notwithstanding anything to the contrary in the applicable award agreements:

(i)

Executive’s outstanding Performance Share Units (including any Performance Share Units that are scheduled to vest after the last day of the Transition Period) shall continue to vest in accordance with their vesting schedules; and

(ii)

The number of Performance Share Units that are actually earned pursuant to each outstanding award shall be based upon the Company’s actual achievement towards the performance goals set forth in the respective Performance Share Unit Award Agreements.

(d)

Prorated Annual Incentive Plan Bonus for Year of Transition Date.  Notwithstanding anything contrary in the Annual Incentive Plan, Executive shall be entitled to a prorated portion of his Annual Incentive Plan bonus for the Company’s fiscal year in which the Transition Date occurs, determined, where applicable, by taking into account the actual performance of the Company at year-end.  Such bonus shall be prorated based on the number of days from the beginning of the fiscal year to the Transition Date, and such payment shall be made to Executive as and when the bonuses for such fiscal year are paid to the other Company executives, which in all cases shall be the same calendar year in which the last day of the Company’s fiscal year to which such bonus is applicable occurs.

(e)

Health Insurance Continuation.  Executive shall have the right to receive Health Insurance Continuation.  For purposes of this Agreement, the term “Health Insurance Continuation” means that the Company shall continue to provide the Health Insurance Benefits.  Company’s responsibility to provide Health Insurance Continuation shall at all times be contingent upon:

(i)

the Health Insurance Benefits being reasonably available to the Company with respect to Executive and Executive’s Eligible Dependants, as the case may be;  and

(ii)

Executive or Executive’s Eligible Dependants, as the case may be, shall reimburse the Company for all premiums paid for Executive’s Health Insurance Benefits, as determined by the Company in good faith from time to time.  The Company shall provide Executive a quarterly invoice for such reimbursement, and amounts due hereunder may be withheld from other amounts payable to Executive.

In no event will the Health Insurance Continuation to be provided by the Company pursuant to this Agreement in one taxable year affect the amount of Health Insurance Continuation to be provided in any other taxable year, nor will Executive’s right to Health Insurance Continuation be subject to liquidation or exchange for another benefit.

For equity incentive awards granted to Executive prior to the date of this Agreement, the Parties agree that the provisions in Section 4.1(a) – (c) above constitute amendments to the applicable award agreements, specifically to the  award agreements listed in Exhibits B-1 and B-2 attached hereto.

4.2

Release.  As a condition to the receipt of any payment or benefits set forth in Section 4.1 above, Executive shall be required to execute a written release agreement in a form consistent with recent releases signed by other executive officers of the Company prior to the date of this Agreement containing, among other items, a general release of claims against the Company and, as an additional condition to the receipt of such amounts or benefits, Executive shall not revoke such release agreement during any applicable rescission period.  Such written release under this Section 4.2 shall be delivered to Executive within three (3) business days after the Transition Date, and (B) must be executed by Executive and the rescission period must expire without revocation of such release within 40 days following the Transition Date or Executive shall forfeit the compensation and benefits provided under this Agreement that are conditioned upon the release.

4.3

Early Termination of Transition Period.  In the event the Board determines in its sole discretion for any reason, at the Transition Date or any time after the Transition Date but before the two-year anniversary of the Transition Date, that it shall elect a Chairman other than Executive to serve as Chairman of the Board, Executive or his estate shall be entitled to receive all remaining benefits under Section 4.1 that would have been provided to Executive had he continued as Chairman for such two-year period, as long as Executive executes and does not revoke the release agreement described above in Section 4.2.  For the avoidance of doubt, the prior sentence includes a determination by the Board to elect a Chairman other than Executive as a result of Executive’s death or Disability (as defined below in Section 5.1(b)) during the Transition Period.  Notwithstanding the foregoing, in the event that, prior to the two-year anniversary of the Transition Date, Executive resigns as non-executive Chairman of the Board or Executive is removed from the Board due to “cause” or an “act of misconduct” (as such terms are defined in Section 23 of the Company’s 2010 Long-Term Incentive Plan), Executive shall not be entitled to continue to receive any of the remaining benefits under Section 4.1 above.

4.4

Other Compensation as Non-Executive Chairman.  During the Transition Period, Executive shall be compensated for his services as a non-employee Director and non-executive Chairman under such policies as are adopted from time to time by the Board for compensation of its non-employee Directors.  Simultaneous with the execution of this Agreement, Executive shall execute the Chairman Non-Competition and Confidentiality Agreement (the “Chairman Non-Competition Agreement”) in substantially the same form attached hereto as Exhibit C which shall become effective as of the Transition Date as long as Executive becomes the non-executive Chairman of the Board on such date.  Executive agrees that the compensation he is entitled to receive as a non-employee Director and non-executive Chairman is conditional on Executive’s entry into such Chairman Non-Competition Agreement and that such compensation constitutes sufficient consideration for Executive’s entry into such Agreement.

ARTICLE V

EARLY TERMINATION DURING CEO TERM

5.1

Early Termination

(a)

Termination For Cause.  The Company may terminate Executive’s employment during the CEO Term and all of the Company’s obligations under this Agreement at any time for Cause (defined below) by giving notice to Executive stating the basis for such termination, effective immediately upon giving such notice or at such other time thereafter as the Company may designate.  “Cause” shall mean any of the following: (a) Executive’s continuous failure to substantially perform Executive’s duties after a written demand for substantial performance is delivered to Executive that specifically identifies the manner in which the Company believes that Executive has not substantially performed his duties, and Executive has failed to demonstrate substantial efforts to resume substantial performance of Executive’s duties on a continuous basis within sixty (60) calendar days after receiving such demand; (b) Executive’s violation of a material provision of “Kohl’s Ethical Standards and Responsibilities” which is materially injurious to the Company, monetarily or otherwise; (c) any dishonest or fraudulent conduct which results, or is intended to result, in gain to Executive or Executive’s personal enrichment at the expense of the Company; (d) any material breach of this Agreement by Executive after a written notice of such breach is delivered to Executive that specifically identifies the manner in which the Company believes that Executive has breached this Agreement, and Executive has failed to cure such breach within thirty (30) calendar days after receiving such demand; provided, however, that no cure period shall be required for breaches of Articles VI – IX below, of this Agreement; or (v) conviction of Executive, after all applicable rights of appeal have been exhausted or waived, of any crime.  Notwithstanding the conviction of a crime as described in the preceding subsection (v), the Board, in its sole discretion, may waive such termination in the event it determines that such crime does not discredit the Company or is not detrimental to the Company's reputation or goodwill, and any decision by the Board with respect to such waiver shall be final.

(b)

Termination by Death or Disability.  Subject to Section 5.2(b) or (c), below, Executive’s employment and the Company’s obligations under this Agreement shall terminate automatically, effective immediately and without any notice being necessary, upon Executive’s death or a determination of Disability of Executive during the CEO Term.  For purposes of this Agreement, “Disability” means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) has been, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.   A determination of Disability shall be made by the Company, which may, at its sole discretion, consult with a physician or physicians satisfactory to the Company, and Executive shall cooperate with any efforts to make such determination.  Any such determination shall be conclusive and binding on the Parties.  Any determination of Disability under this Section 5.1(b) is not intended to alter any benefits any party may be entitled to receive under any disability insurance policy carried by either the Company or Executive with respect to Executive, which benefits shall be governed solely by the terms of any such insurance policy.

(c)

Termination by Resignation.  Subject to Section 5.2(a), below, Executive’s employment and the Company’s obligations under this Agreement shall terminate automatically, effective immediately upon Executive’s provision of written notice to the Company of Executive’s resignation from employment with the Company prior to the Transition Date.

5.2

Rights Upon Early Termination.

(a)

For Cause or Resignation.  If Executive’s employment terminates pursuant to Section 5.1(a) or 5.1(c) above, Executive shall have no further rights against the Company hereunder, except for the right to receive (i) any unpaid Base Salary with respect to the period prior to the effective date of termination together with payment of any vacation that Executive has accrued but not used through the date of termination; (ii) reimbursement of expenses to which Executive is entitled under Section 2.2, above; and (iii) Executive’s unpaid bonus, if any, attributable to any complete fiscal year of the Company ended before the date of termination (in the aggregate, the “Accrued Benefits”).  Any such bonus payment shall be made at the same time as any such bonus is paid to other similarly situated executives of the Company.

(b)

Upon Death.  If Executive’s employment is terminated due to Executive’s death pursuant to Section 5.1(b), above, Executive shall have no further rights against the Company hereunder, except for the right to receive (i) Accrued Benefits; (ii) Health Insurance Continuation (defined above in Section 4.1(e); and (iii) a share of any bonus attributable to the fiscal year of the Company during which the effective date of termination occurs determined as follows:  the product of (x) the average of the bonuses paid, including any amounts that were deferred, in respect of the three (3) fiscal years immediately preceding the fiscal year in which the effective date of termination occurs and (y) a fraction, the numerator of which is the number of days completed in the fiscal year in which the effective date of termination occurs through the effective date of termination and the denominator of which is three hundred sixty-five (365) (the “Historic Pro Rata Bonus”).  The Historic Pro Rata Bonus shall be paid at the same time as annual bonuses for the year of termination are paid to other similarly situated executives of the Company, which in all cases shall be the same calendar year in which the last day of the Company’s fiscal year in which the effective date of termination occurs.  Executive’s estate shall also be entitled to a severance payment equal to fifty percent (50%) of Executive’s Base Salary payable for one (1) year following the effective date of termination pursuant to normal payroll practices.  Furthermore, under this Section 5.2(b), all Company stock options granted to Executive shall immediately vest upon the date of Executive’s death.  In the event of Executive termination pursuant to Executive’s death under Section 5.1(b) above, the Health Insurance Benefits shall continue to be provided to Executive’s Eligible Dependants, in each case for as long as each individual would have continued to qualify as an eligible dependant under the terms of the applicable insurance and medical plans had Executive been living.

(c)

Upon Disability.  If Executive’s employment is terminated due to Executive’s Disability pursuant to Section 5.1(b), above, Executive shall have no further rights against the Company hereunder, except for the right to receive (i) Accrued Benefits; (ii) Health Insurance Continuation (defined above in Section 4.1(e)); (iii) the Historic Pro Rata Bonus; plus (iv) a Severance Benefit.  The Historic Pro Rata Bonus payment shall be paid at the same time as annual bonuses for the year of termination are paid to other similarly situated executives of the Company, which in all cases shall be the same calendar year in which the last day of the Company’s fiscal year in which the effective date of termination occurs.  For purposes of this Section 5.2(c), “Severance Benefit” means six (6) months of Base Salary, payable in equal installments during the six (6) month period following Executive’s exhaustion of any short-term disability benefits provided by the Company, in accordance with the normal payroll practices and schedule of the Company.  The amount of such Severance Benefit shall be reduced by any compensation (including any payments from the Company or any benefit plans, policies or programs sponsored by the Company) earned or received by Executive during the six (6) month period following the date of termination and the six (6) month period during which Executive receives the Severance Benefit, and Executive agrees to reimburse the Company for the amount of any such reduction.

5.3

Return of Records.  Upon request by the Company at any time, Executive shall immediately return to the Company all documents, records, and materials belonging and/or relating to the Company, and all copies of all such materials.  Upon termination of employment, for whatever reason, or upon request by the Company at any time, Executive further agrees to destroy such records maintained by Executive on Executive’s own computer equipment.

ARTICLE VI

CONFIDENTIALITY

6.1

Acknowledgments.  Executive acknowledges and agrees that, as an integral part of its business, the Company has expended a great deal of time, money and effort to develop and maintain confidential, proprietary and trade secret information to compete against similar businesses and that this information, if misused or disclosed, would be harmful to the Company’s business and competitive position in the marketplace.  Executive further acknowledges and agrees that in Executive’s position with the Company, the Company provides Executive with access to its confidential, proprietary and trade secret information, strategies and other confidential business information that would be of considerable value to competitive businesses.  As a result, Executive acknowledges and agrees that the restrictions contained in this Article VI are reasonable, appropriate and necessary for the protection of the Company’s confidential, proprietary and trade secret information.  For purposes of this Article VI, the term “Company” means Kohl’s Department Stores, Inc. and its parent companies, subsidiaries and other affiliates.

6.2.

Confidentiality Obligations.  During the term of Executive’s employment under this Agreement, Executive will not directly or indirectly use or disclose any Confidential Information or Trade Secrets (defined below) except in the interest and for the benefit of the Company.  After the termination, for whatever reason, of Executive’s employment with the Company, Executive will not directly or indirectly use or disclose any Trade Secrets unless such information ceases to be deemed a Trade Secret by means of one of the exceptions set forth in Section 6.3(c), below.  For a period of two (2) years following termination, for whatever reason, of Executive’s employment with the Company, Executive will not directly or indirectly use or disclose any Confidential Information, unless such information ceases to be deemed Confidential Information by means of one of the exceptions set forth in Section 6.3(c), below.

6.3

Definitions.

(a)

Trade Secret.  The term “Trade Secret” shall have that meaning set forth under applicable law.  This term is deemed by the Company to specifically include all of Company’s computer source or object code and any confidential information received from a third party with whom the Company has a binding agreement restricting disclosure of such confidential information.

(b)

Confidential Information.  The term “Confidential Information” shall mean all non-Trade Secret or proprietary information of the Company which has value to the Company and which is not known to the public or the Company’s competitors, generally, including, but not limited to, strategic growth plans, pricing policies and strategies, employment records and policies, operational methods, marketing plans and strategies, advertising plans and strategies, product development techniques and plans, business acquisition and divestiture plans, resources, sources of supply, suppliers and supplier contractual relationships and terms, technical processes, designs, inventions, research programs and results, source code, short-term and long-range planning, projections, information systems, sales objectives and performance, profits and profit margins, and seasonal plans, goals and objectives.

(c)

Exclusions.  Notwithstanding the foregoing, the terms “Trade Secret” and “Confidential Information” shall not include, and the obligations set forth in this Article VI shall not apply to, any information which: (i) can be demonstrated by Executive to have been known by Executive prior to Executive’s employment by the Company; (ii) is or becomes generally available to the public through no act or omission of Executive; (iii) is obtained by Executive in good faith from a third party who discloses such information to Executive on a non-confidential basis without violating any obligation of confidentiality or secrecy relating to the information disclosed; or (iv) is independently developed by Executive outside the scope of Executive’s employment without use of Confidential Information or Trade Secrets.

ARTICLE VII

NON-COMPETITION

7.1

Acknowledgments.  Executive acknowledges and agrees that the Company is one of the leading retail companies in the United States, with department stores throughout the United States, and that the Company compensates executives like Executive to, among other things, develop and maintain valuable goodwill and relationships on the Company’s behalf (including relationships with customers, suppliers, vendors, employees and other associates) and to maintain business information for the Company’s exclusive ownership and use.  As a result, Executive acknowledges and agrees that the restrictions contained in this Article VII are reasonable, appropriate and necessary for the protection of the Company’s goodwill, customer, supplier, vendor, employee and other associate relationships and Confidential Information and Trade Secrets.  Executive further acknowledges and agrees that the restrictions contained in this Article VII will not pose an undue hardship on Executive or Executive’s ability to find gainful employment.  For purposes of this Article VII, the term “Company” means Kohl’s Department Stores, Inc. and its parent companies, subsidiaries and other affiliates.

7.2

Restricted Services Obligation.  During the CEO Term, and for the two (2) year period following termination, for whatever reason, of Executive’s employment with the Company, Executive will not, directly or indirectly, provide Restricted Services (defined below) for or on behalf of any Competitive Business (defined below) or directly or indirectly, provide any Competitive Business with any advice or counsel in the nature of the Restricted Services.

7.3

Definitions.  For purposes of this Article VII, the following are defined terms:

(a)

Restricted Services.  “Restricted Services” shall mean services of any kind or character comparable to those Executive provided to the Company during the eighteen (18) month period immediately preceding Executive’s last date of employment with the Company.

(b)

Competitive Business.  “Competitive Business” shall mean each of the following entities:  J.C. Penney Company, Inc., Macy’s, Inc., The Gap, Inc., Target Corporation, Sears Holdings Corporation, and any successors, subsidiaries or affiliates of these entities engaged in the operation of national retail department stores.

ARTICLE VIII

BUSINESS IDEAS; NON-DISPARAGEMENT

8.1

Assignment of Business Ideas.  Executive shall immediately disclose to the Company a list of all inventions, patents, applications for patent, copyrights, and applications for copyright in which Executive currently holds an interest.  The Company will own, and Executive hereby assigns to the Company, all rights in all Business Ideas.  All Business Ideas which are or form the basis for copyrightable works shall be considered “works for hire” as that term is defined by United States Copyright Law.  Any works that are not found to be “works for hire” are hereby assigned to the Company.  While employed by the Company and for one (1) year thereafter, Executive will promptly disclose all Business Ideas to the Company and execute all documents which the Company may reasonably require to perfect its patent, copyright and other rights to such Business Ideas throughout the world.  After Executive’s employment with the Company terminates, for whatever reason, Executive will cooperate with the Company to assist the Company in perfecting its rights to any Business Ideas including executing all documents which the Company may reasonably require.  For purposes of this Article VIII, the term “Company” means Kohl’s Department Stores, Inc. and its parent companies, subsidiaries and other affiliates.

8.2

Business Ideas.  The term “Business Ideas” as used in this Agreement means all ideas, inventions, data, software, developments and copyrightable works, whether or not patentable or registrable, which Executive originates, discovers or develops, either alone or jointly with others while Executive is employed by the Company and for one (1) year thereafter and which are (a) related to any business known by Executive to be engaged in or contemplated by the Company, (b) originated, discovered or developed during Executive’s working hours during his employment with the Company, or (c) originated, discovered or developed in whole or in part using materials, labor, facilities, Confidential Information, Trade Secrets, or equipment furnished by the Company.

8.3

Non-Disparagement.  Executive agrees not to engage at any time in any form of conduct or make any statements or representations, or direct any other person or entity to engage in any conduct or make any statements or representations, that disparage, criticize or otherwise impair the reputation of the Company, its affiliates, parents and subsidiaries and their respective past and present officers, directors, stockholders, partners, members, agents and employees.  Nothing contained in this Section 8.3 shall preclude Executive from providing truthful testimony or statements pursuant to subpoena or other legal process or in response to inquiries from any government agency or entity.

ARTICLE IX

EMPLOYEE NON-SOLICITATION

During the term of Executive’s employment with the Company and for two (2) years thereafter, Executive shall not directly or indirectly encourage any Company employee to terminate his employment with the Company unless Executive does so in the course of performing his duties for the Company and such encouragement is in the Company’s best interests.  For purposes of this Article IX, the term “Company” means Kohl’s Department Stores, Inc. and its parent companies, subsidiaries and other affiliates.

ARTICLE X

GENERAL PROVISIONS

10.1

Notices.  Any and all notices, consents, documents or communications provided for in this Agreement shall be given in writing and shall be personally delivered, mailed by registered or certified mail (return receipt requested) or sent by courier, confirmed by receipt, and addressed as follows (or to such other address as the addressed party may have substituted by notice pursuant to this Section 10.1):

(a) If to the Company:

Kohl’s Department Stores, Inc.

N56 W17000 Ridgewood Drive

Menomonee Falls, WI  53051

Attn:  Richard D. Schepp, General Counsel

(b) If to Executive:

Any notice to be given to the Executive may be addressed to him at the address as it appears on the payroll records of the Company or any subsidiary thereof.

Such notice, consent, document or communication shall be deemed given upon personal delivery or receipt at the address of the party stated above or at any other address specified by such party to the other party in writing, except that if delivery is refused or cannot be made for any reason, then such notice shall be deemed given on the third day after it is sent.

10.2

Executive Disclosures and Acknowledgments.

(a)

Prior Obligations.  Attached as Exhibit D is a list of prior obligations (written and oral), such as confidentiality agreements or covenants restricting future employment or consulting, that Executive has entered into which may restrict Executive’s ability to perform Executive’s duties as an employee for the Company.

(b)

Confidential Information of Others.  Executive certifies that Executive has not, and will not, disclose or use during Executive’s time as an employee of the Company, any confidential information which Executive acquired as a result of any previous employment or under a contractual obligation of confidentiality or secrecy before Executive became an employee of the Company.

(c)

Scope of Restrictions.  By entering into this Agreement, Executive acknowledges the nature of the Company’s business and the nature and scope of the restrictions set forth in Articles VI, VII and IX, above, including specifically Wisconsin’s Uniform Trade Secrets Act, presently § 134.90, Wis. Stats.  Executive acknowledges and represents that the scope of such restrictions are appropriate, necessary and reasonable for the protection of the Company’s business, goodwill, and property rights.  Executive further acknowledges that the restrictions imposed will not prevent Executive from earning a living in the event of, and after, termination, for whatever reason, of Executive’s employment with the Company.  Nothing herein shall be deemed to prevent Executive, after termination of Executive’s employment with the Company, from using general skills and knowledge gained while employed by the Company.

(d)

Prospective Employers.  Executive agrees, during the term of any restriction contained in Articles VI, VII, and IX, above, to disclose such provisions to any future or prospective employer.  Executive further agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions hereof known to, any such employer.

10.3

Effect of Termination.  Notwithstanding any termination of this Agreement, the Executive, in consideration of his employment hereunder, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive’s employment.

10.4

Cooperation.  Executive agrees to take all reasonable steps during and after Executive’s employment with the Company to make himself/herself available to and to cooperate with the Company, at its request, in connection with any legal proceedings or other matters in which it is or may become involved.  Following Executive’s employment with the Company, the Company agrees to pay reasonable compensation to Executive and to pay all reasonable expenses incurred by Executive in connection with Executive’s obligations under this Section 10.4.

10.5

Effect of Breach, Fees and Expenses.  In the event that Executive breaches any provision of this Agreement, Executive agrees that the Company may suspend all payments to Executive under this Agreement (including any Severance Payment), recover from Executive any damages suffered as a result of such breach and recover from Executive any reasonable attorneys’ fees or costs it incurs as a result of such breach.  In addition, Executive agrees that the Company may seek injunctive or other equitable relief, without the necessity of posting bond, as a result of a breach by Executive of any provision of this Agreement.

The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the Executive as they become due as a result of a position taken in good faith by the Executive with respect to (i) the Executive’s termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), and (ii) the Executive’s seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits.

10.6

Entire Agreement.  This Agreement contains the entire understanding and the full and complete agreement of the Parties and supersedes and replaces any prior understandings and agreements among the Parties with respect to the subject matter hereof, including without limitation the Original Agreement.

10.7

Headings.  The headings of sections and paragraphs of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

10.8

Consideration.  Execution of this Agreement is a condition of Executive’s continued employment with the Company and Executive’s continued employment by the Company, and the benefits provided to Executive under this Agreement, including without limitation, Executive’s eligibility for benefits under Section 4.1 above, constitute the consideration for Executive’s undertakings hereunder.

10.9

Amendment.  This Agreement may be altered, amended or modified only in a writing, signed by both of the Parties hereto.

10.10

Assignability.  This Agreement and the rights and duties set forth herein may not be assigned by Executive, but may be assigned by the Company, in whole or in part.  This Agreement shall be binding on and inure to the benefit of each party and such party’s respective heirs, legal representatives, successors and assigns.

10.11

Severability.  If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect.

10.12

Waiver of Breach.  The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

10.13

Governing Law; Construction.  This Agreement shall be governed by the internal laws of the State of Wisconsin, without regard to any rules of construction concerning the draftsman hereof.

10.14

Section 409A Compliance.  The Company and Executive intend that any amounts or benefits payable or provided under this Agreement are exempt from or comply with the provisions of Section 409A of the Internal Revenue Code and the treasury regulations relating thereto so as not to subject Executive to the payment of the tax, interest and any tax penalty which may be imposed under Code Section 409A.  The provisions of this Agreement shall be interpreted in a manner consistent with such intent.  In furtherance thereof, to the extent that any provision hereof would otherwise result in Executive being subject to payment of tax, interest and tax penalty under Code Section 409A, the Company and Executive agree to amend this Agreement in a manner that brings this Agreement into compliance with Code Section 409A and preserves to the maximum extent possible the economic value of the relevant payment or benefit under this Agreement to Executive.

If any amounts or benefits paid or provided to Executive pursuant to this Agreement upon a termination of his employment would be subject to a penalty under Section 409A of the Internal Revenue Code because Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), such payment or benefit will be delayed until a date which is the first business day following the six month anniversary of Executive’s termination of employment, at which point any such delayed payment or benefit will be provided to Executive or paid to Executive in a lump sum.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year written above.

KOHL’S DEPARTMENT STORES, INC.

KOHL’S CORPORATION

By: Richard D. Schepp

Senior Executive Vice President

Human Resources, General Counsel

and Secretary

/s/ Richard D. Schepp

EXECUTIVE:

Kevin Mansell

/s/Kevin Mansell

EXHIBIT A

BASE COMPENSATION

Executive’s annual base compensation as of November 14, 2014  is One Million Three Hundred Fifty-Two Thousand and Seven Hundred Dollars ($1,352,700.00).

EXHIBIT B-1

PRIOR AWARD AGREEMENTS

(Outstanding and Unvested)

1.

Stock Option Agreement with Grant Date of March 29, 2010

2.

Stock Option Agreement with Grant Date of March 28, 2011

3.

Stock Option Agreement with Grant Date of March 26, 2012

4.

Restricted Stock Agreement with Grant Date of March 28, 2011

5.

Restricted Stock Agreement with Grant Date of March 26, 2012

6.

Restricted Stock Agreement with Grant Date of January 13, 2014

7.

Restricted Stock Agreement with Grant Date of March 31, 2014

8.

Performance Share Unit Agreement with Grant Date of January 13, 2014

EXHIBIT B-2

PRIOR AWARD AGREEMENTS

(Outstanding and Fully Vested)

1.

Stock Option Agreement with Grant Date of January 10, 2001

2.

Stock Option Agreement with Grant Date of January 30, 2002

3.

Stock Option Agreement with Grant Date of February 13, 2003

4.

Stock Option Agreement with Grant Date of March 31, 2008

5.

Stock Option Agreement with Grant Date of September 15, 2008

EXHIBIT C

CHAIRMAN NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

THIS CHAIRMAN NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (“Agreement”) is made and entered into as of the __ day of ______________, 2014, by and between Kohl’s Department Stores, Inc., a Delaware corporation and Kohl’s Corporation, a Wisconsin corporation (collectively, “Kohl’s”), and Kevin Mansell (“Mansell”).

W I T N E S S E T H:

WHEREAS, Kohl’s and Mansell have entered into an Amended and Restated Employment Agreement dated as of the same date of this Agreement (the “Employment Agreement”) detailing certain aspects of their relationship during and after the period in which Executive is employed by Kohls;

WHEREAS, Kohl’s and Mansell have agreed that Mansell may, at the discretion of the Board of Directors of Kohl’s (the “Board”), serve in the capacity of non-executive Chairman of the Board (“Chairman”) effective as of the Transition Date (as defined in the Employment Agreement);

WHEREAS, Kohl’s desires to ensure that following the completion of his service as Chairman, Mansell will not engage in certain activities that are in competition with Kohl’s, as more fully described in this Agreement;

WHEREAS, during any tenure as Chairman during the Transition Period (as defined in the Employment Agreement), Mansell shall be compensated for his services under such policies as are adopted from time to time by the Board and entry into this Agreement is a condition to Mansell’s receipt of such compensation;

NOW, THEREFORE, in consideration of the recitals contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Effective Date

This Agreement shall become effective as of the Transition Date provided that Mansell assumes the role of Chairman on such Transition Date, as provided in the Employment Agreement.

Confidential Information; Return of Records

Acknowledgments .  Mansell acknowledges and agrees that, as an integral part of its business, Kohl’s has expended a great deal of time, money and effort to develop and maintain confidential, proprietary and trade secret information to compete against similar businesses and that this information, if misused or disclosed, would be harmful to Kohl’s business and competitive position in the marketplace.  Mansell further acknowledges and agrees that as an employee of Kohl’s pursuant to the Employment Agreement and as Chairman, Kohl’s has provided and will provide

Mansell with access to its confidential, proprietary and trade secret information, strategies and other confidential business information that would be of considerable value to competitive businesses.  As a result, Mansell acknowledges and agrees that the restrictions contained in this Article II are reasonable, appropriate and necessary for the protection of Kohl’s confidential, proprietary and trade secret information.  For purposes of this Article II, the term “Kohl’s” means Kohl’s Corporation, Kohl’s Department Stores, Inc. and their respective parent companies, subsidiaries and affiliates.

Confidentiality Obligations.  During the Transition Period (as defined in the Employment Agreement), Mansell will not, directly or indirectly, use or disclose any Confidential Information or Trade Secrets (defined below) of Kohl’s, except in the interest and for the benefit of Kohl’s.  After the Transition Period, Mansell will not, directly or indirectly, use or disclose any Trade Secrets of Kohl’s, unless such information ceases to be deemed a Trade Secret by means of one of the exceptions set forth in Section 2.3(c), below.  For a period of two (2) years following the Transition Period, Mansell will not, directly or indirectly, use or disclose any Confidential Information of Kohl’s, unless such information ceases to be deemed Confidential Information by means of one of the exceptions set forth in Section 2.3(c), below.

Definitions.

Trade Secret.  The term “Trade Secret” shall have that meaning set forth under applicable law.  This term is deemed by Kohl’s to specifically include all computer source, object or other code created by or for Kohl’s and any confidential information received from a third party with whom Kohl’s has a binding agreement restricting disclosure of such confidential information.

Confidential Information.  The term “Confidential Information” shall mean all non-Trade Secret or proprietary information of Kohl’s which has value to Kohl’s and which is not known to the public or Kohl’s competitors, generally, including, but not limited to, strategic growth plans, pricing policies and strategies, employment records and policies, operational methods, marketing plans and strategies, advertising plans and strategies, product development techniques and plans, business acquisition and divestiture plans, resources, sources of supply, suppliers and supplier contractual relationships and terms, technical processes, designs, inventions, research programs and results, source code, short-term and long-range planning, projections, information systems, sales objectives and performance, profits and profit margins, and seasonal plans, goals and objectives.

Exclusions.  Notwithstanding the foregoing, the terms “Trade Secret” and “Confidential Information” shall not include, and the obligations set forth in this Article II shall not apply to, any information which: (i) can be demonstrated by Mansell to have been known by Mansell prior to Mansell’s employment by and service to Kohl’s; (ii) is or becomes generally available to the public through no act or omission of Mansell; (iii) is obtained by Mansell in good faith from a third party who discloses such information to Mansell on a non-confidential basis without violating any obligation of confidentiality or secrecy relating to the information disclosed; or (iv) is independently developed by Mansell outside the scope of Mansell’s employment by and service to Kohl’s without use of Confidential Information or Trade Secrets.

Return of Records.  Following the Transition Period, or upon request by Kohl’s at any time, Mansell shall immediately return to Kohl’s all documents, records, and materials belonging and/or relating to Kohl’s, and all copies of all such materials.  Following the Transition Period, or upon request by Kohl’s at any time, Mansell further agrees to destroy such records maintained by Mansell on Mansell’s own computer equipment and to make available Mansell’s personal computer equipment for inspection by Kohl’s or its agent, at reasonable times and at Kohl’s expense upon Kohl’s request, to ensure that adequate measures have been taken to destroy such records on Mansell’s computer equipment.

Non-Competition

Acknowledgments.  Mansell acknowledges and agrees that as Chairman he will maintain and foster the goodwill of the Company and be entrusted with information that is inherently competitive.  Mansell acknowledges and agrees that the restrictions contained in this Article III are reasonable, appropriate and necessary for the protection of Kohl’s goodwill, associate relationships and Confidential Information and Trade Secrets.  Mansell further acknowledges and agrees that the restrictions contained in this Article III will not pose an undue hardship on Mansell or Mansell’s ability to find gainful employment or engagements.  For purposes of the Article III, the term “Kohl’s” means Kohl’s Corporation, Kohl’s Department Stores, Inc. and their respective parent companies, subsidiaries and affiliates.

Restrictions on Competition.  During the Transition Period and for a period of one (1) year following the Transition Period, Mansell will not, directly or indirectly, advise, participate on or be a member of any board of directors, or be employed on the management team, of any Competitor (defined below) with respect to such Competitor’s operations in the United States; provided, however, that this Section 3.2 shall not prohibit Mansell from investing as a passive investor in the capital stock or other securities of a publicly traded corporation listed on a national securities exchange.

Competitor.  The term “Competitor” means each of the following entities: J.C. Penney Company, Inc., Macy’s, Inc., The Gap, Inc., Target Corporation, Sears Holdings Corporation, and any subsidiary entities thereof engaged in the operation of national retail department stores and the successors of any such entities.

Business Ideas

Assignment of Business Ideas.  Mansell shall immediately disclose to Kohl’s a list of all inventions, patents, applications for patent, copyrights, and applications for copyright in which Mansell currently holds an interest.  Kohl’s will own, and Mansell hereby assigns to Kohl’s, all rights in all Business Ideas (as defined in Section 4.2, below).  All Business Ideas which are or form the basis for copyrightable works shall be considered “works for hire” as that term is defined by United States copyright law.  Any works that are not found to be “works for hire” are hereby assigned to Kohl’s.  During the Transition Period and for one (1) year thereafter, Mansell will promptly disclose all Business Ideas to Kohl’s and execute all documents which Kohl’s may reasonably require to perfect its patent, copyright and other rights to such Business Ideas throughout the world.  Following the Transition Period, Mansell will cooperate with Kohl’s to assist Kohl’s in perfecting its rights to any Business Ideas including executing all documents which Kohl’s may reasonably require.  For purposes of the Article IV, the term “Kohl’s” means Kohl’s Corporation, Kohl’s Department Stores, Inc. and their respective parent companies, subsidiaries and affiliates.

Business Ideas.  The term “Business Ideas” as used in this Agreement means all ideas, inventions, data, software, developments and copyrightable works, whether or not patentable or registrable, which Mansell originates, discovers or develops, either alone or jointly with others while Mansell is providing services to Kohl’s and for one (1) year thereafter and which are (i) related to any business known by Mansell to be engaged in or contemplated by Kohl’s, (ii) originated, discovered or developed during Mansell’s working hours or service to Kohl’s, or (iii) originated, discovered or developed in whole or in part using materials, labor, facilities, Confidential Information, Trade Secrets, or equipment furnished by Kohl’s.

Employee Non-Solicitation

During the Transition Period and for twelve (12) months thereafter, Mansell shall not directly or indirectly encourage any Kohl’s employee to terminate his/her employment with Kohl’s or solicit such an individual for employment outside of Kohl’s in a manner which would end or diminish that employee’s services to Kohl’s.  For purposes of the Article V, the term “Kohl’s” means Kohl’s Corporation, Kohl’s Department Stores, Inc. and their respective parent companies, subsidiaries and affiliates.

Miscellaneous

Recitals.  The recitals to this Agreement are hereby incorporated herein by this reference.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to the principles of conflicts of law thereunder.

Effect on Employment Agreement /Amendment.  Except as expressly provided herein, nothing in this Agreement shall have any effect on Mansell’s or the Company’s obligations under the Employment Agreement, which shall remain in full force and effect.  If any provision of this Agreement conflicts with any restrictive covenant obligations contained in the Employment Agreement so that both obligations cannot be met, the more restrictive obligation shall apply.  This Agreement may not be modified, amended, terminated or waived, in whole or in part, except by a written instrument signed by each of the parties hereto.

Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered to be given and received in all respects when hand delivered, one (1) business day after sent by prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment, or three (3) days after deposited in the United States mail, certified mail, postage prepaid, return receipt requested (provided, that if there is a general delay in mail delivery when the notice is mailed due to terrorism or other unusual circumstances, then the notice shall be considered to be given hereunder when it is actually received by the addressee), in each case addressed as follows, or to such other address as shall be designated by notice duly given:

If to Kohl’s:

Kohl’s Department Stores, Inc.

N56 W17000 Ridgewood Drive

Menomonee Falls, WI  53051

Attn:  General Counsel

If to Mansell:

Kevin Mansell

5370 N. Lake Drive

Whitefish Bay, WI  53217

or such other address as either party shall request for itself by a notice given pursuant to this Section 6.4.

Assignment.  This Agreement is binding upon and shall inure to the benefit of the successors and assigns of Kohl’s and may be assigned by Kohl’s without the consent of Mansell.  This Agreement may not be assigned by Mansell without Kohl’s prior written consent.

Severability.  The obligations imposed by this Agreement are severable and should be construed independently of each other.  The invalidity of one provision shall not affect the validity of any other provision.

Waiver.  No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, nor shall such waiver constitute a continuing waiver unless expressly provided.

Neutral Construction.  The language used in this Agreement shall be deemed to be the language chosen by both of the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party.

Captions.  The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

Counterparts; Facsimile.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile copy with the same binding effect as the original.

IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

COMPANY:

KOHL’S DEPARTMENT STORES, INC.

KOHL’S CORPORATION

By:

Print Name:

MANSELL:

Kevin Mansell

EXHIBIT D

PRIOR OBLIGATIONS

None.